GESCHÄFTSFÜHRER	MANAGING DIRECTOR
DIENSTVERTRAG	SERVICE AGREEMENT
zwischen	between
Insight Technology Solutions GmbH, Parkring 35, 85748 Garching (nachstehend ,,Gesellschaft“ genannt) vertreten durch Herrn/Frau [•] aufgrund des Gesellschafterbeschlusses vom [•]	Insight Technology Solutions GmbH, Parkring 35, 85748 Garching (hereinafter referred to as “Company”) represented by [•], pursuant to the shareholders’ resolution of [•]
und	and
Herrn Wolfgang Ebermann, [Adresse] (nachstehend “Geschäftsführer” genannt).	Mr Wolfgang Ebermann, [address] (hereinafter referred to as “Managing Director”).
1. Stellung und Aufgabengebiet	1. Position and Scope of Duties
1.1 Der Geschäftsführer wurde durch
Beschluss der Gesellschafterversammlung
vom [•] mit Wirkung zum 06.01.2014 zum
einzelvertretungsberechtigten
Geschäftsführer der Gesellschaft
bestellt. Die Gesellschaft ist
berechtigt, die Vertretungsbefugnis
anderweitig zu regeln und insbesondere
auch weitere Geschäftsführer zu
bestellen. Für das Dienstverhältnis gilt
der vorliegende Dienstvertrag.
1.1 Pursuant to a resolution of the
shareholders’ meeting of [•], the Managing
Director has been appointed as a managing
director of the Company having sole power of
representation with effect as of 06 January
2014. The Company shall be entitled to amend the
power of representation and, in particular, to
appoint further managing directors. The service
relationship is governed by this Service
Agreement.

1.2 Der Geschäftsführer ist
verantwortlich für die Geschäfte der
Gesellschaft in Deutschland. Im
Innenverhältnis wird er die Position des
EMEA President erfüllen. Der
Geschäftsführer erbringt seine Tätigkeit
vom Sitz der Gesellschaft, derzeit
Garching, aus. Der Geschäftsführer
erklärt sich bereit, entsprechend den
geschäftlichen Erfordernissen
Geschäftsreisen von unterschiedlich
langer Dauer innerhalb und außerhalb
Deutschlands zu unternehmen.
1.2 The Managing Director is responsible for the
Company’s business in Germany. In the internal
relationship the Managing Director will have the
position of the EMEA President. The Managing
Director performs his duties from the seat of
the Company, currently from Garching. The
Managing Director may be required to undertake
travel of variable duration to countries located
inside and outside Germany as the business
requires.

1.3 Der Geschäftsführer hat die ihm
zugewiesenen Geschäfte der Gesellschaft
nach Maßgabe der gesetzlichen
Vorschriften, der Bestimmungen der
Satzung und in Übereinstimmung mit den
allgemeinen oder im Einzelfall erteilten
Richtlinien und Weisungen der
Gesellschafterversammlung zu führen.
1.3 The Managing Director shall conduct the
business of the Company for which he has been
assigned responsibility in accordance with
statutory law, the provisions of the Articles of
Association and in accordance with the general
or specific directives and instructions of the
shareholder.

1.4 Der Geschäftsführer ist nicht von den Beschränkungen des § 181 BGB befreit.	1.4 The Managing Director is not exempted from restrictions of Sec. 181 of the German Civil Code.
2. Nebentätigkeit	2. Other Activities
2.1 Der Geschäftsführer wird seine volle
Arbeitskraft und sein volles Wissen und
Können in den Dienst der Gesellschaft
stellen. Die Ausübung einer
anderweitigen, auf Erwerb gerichteten
oder nach Art und Umfang üblicherweise
entgeltlichen Tätigkeit sowie die
mittelbare oder unmittelbare Beteiligung
an einem Unternehmen gleichen oder
ähnlichen Geschäftszwecks oder die
Mitwirkung in den Aufsichtsorganen eines
solchen Unternehmens oder die Beteiligung
als persönlich haftender Gesellschafter
an einer anderen Handelsgesellschaft ohne
Rücksicht auf deren Geschäftszweck, ist
dem Geschäftsführer nur mit
ausdrücklicher schriftlicher, für jeden
Fall vorher einzuholender Zustimmung der
Gesellschafterversammlung gestattet.
2.1 The Managing Director will devote all his
working time, know how and ability to the
business of the Company. Any other activity
which is for remuneration or which normally
would be for remuneration, considering its type
and scope, and the direct or indirect
participation in a business having the same or
similar business purposes, or any activity in
the supervisory board of such business, or the
participation as general partner in any
commercial partnership, regardless of its
purpose, requires the express prior written
approval of the shareholders in each specific
case.

2.2 Wissenschaftliche und literarische Tätigkeit ist zulässig, sofern sie weder die Arbeitskraft des Geschäftsführers beeinträchtigt noch vertrauliche Informationen der Allgemeinheit zugänglich macht.	2.2 Scientific and literary activity is permitted, provided that it does not adversely affect the working capacity and time of the Managing Director and does not divulge confidential information.
2.3 Für Veröffentlichungen und Vorträge,
die die Interessen der Gesellschaft oder
eines mit ihr verbundenen Unternehmens
(§ 15 AktG) berühren, ist die vorherige
Zustimmung der Gesellschafterversammlung
einzuholen.
2.3 Publications and lectures involving the interests of the Company or any of the affiliated companies (§ 15 Stock Company Act) require the prior approval of the shareholders meeting.
3. Bezüge und Spesen, Firmenwagen	3. Compensation and Expenses, Company Car
3.1 Der Geschäftsführer erhält ein jährliches Bruttogehalt in Höhe von	3.1 The Managing Director shall receive an annual gross salary of € 440,000.00 (in words:
€ 440.000,00 (in Worten: vierhundertvierzigtausend Euro), das in zwölf gleichen monatlichen Teilbeträgen am Ende eines jeden Monats zahlbar ist.	four hundred fourty thousand Euro) which shall be payable in twelve equal monthly instalments at the end of each month.
3.2 Die nächste Überprüfung einer möglichen Gehaltserhöhung findet im April 2015 statt.	3.2 The next salary review will take place in April 2015.
3.3 Ferner kann der Geschäftsführer ab
dem 01.01.2015 einen jährlichen Bonus von
bis zu € 62,5% seines Grundgehalts gemäß
Ziff. 3.1 verdienen abhängig vom
Erreichen bestimmter Ziele, welche von
der Gesellschaft jeweils zu Beginn des
Bonusjahres festgelegt werden. Für die
ersten 12 Monate der Beschäftigung erhält
der Geschäftsführer eine garantierte
Bonuszahlung in Höhe von € 250.000,00
brutto. Falls ein Bonus gewährt wird,
wird er im ersten Quartal des Folgejahres
ausbezahlt. Voraussetzung der
Berechtigung zum Bezug des Bonus ist,
dass der Geschäftsführer seine Tätigkeit
tatsächlich erbringt. Zeiten, in denen
das Dientsverhältnis ruht oder in denen
aus sonstigen Gründen kein Anspruch auf
Entgelt besteht, berechtigen nicht zum
Bezug des Bonus und mindern den Bonus pro
rata temporis.
3.3 Furthermore starting on 01 January 2015 the
Managing Director may receive an annual bonus of
up to 62% of his base salary according to clause
3.3 depending on the achievement of certain
targets as set out by the Company at the
beginning of each bonus year. For the first
twelve months of service the Managing Direct
shall receive a guaranteed bonus in the amount
of € 250.000,00. In case that the Managing
Director is granted a bonus, it shall be paid
out in the first quarter of the following year.
Precondition for obtaining a bonus payment is
that the Managing Director actually carries out
his activities. Periods during which the service
relationship is suspended, shall not entitle the
Managing Director to receive a bonus and the
bonus payment shall reduce pro-rata temporis
during these periods.

3.4 Die Gesellschaft bezahlt an den
Geschäftsführer, soweit dieser privat
kranken- und/oder pflegeversichert ist,
monatlich den jeweils hälftigen
monatlichen Beitrag für einen
Arbeitnehmer, der mit gleichen Bezügen
bei der Allgemeinen Ortskrankenkasse
(AOK) kranken und/oder pflegeversichert
wäre. Die Gesellschaft bezahlt an den
Geschäftsführer monatlich, soweit dieser
von der Rentenversicherungspflicht bei
der Bundesversicherungsanstalt für
Angestellte befreit ist bzw. einer
Versicherungspflicht nicht unterliegt,
den hälftigen monatlichen Beitrag für
einen Arbeitnehmer mit gleichen Bezügen,
der bei der Bundesversicherungsanstalt
für Angestellte versichert wäre. Die
darüber hinaus zu entrichtenden
Sozialversicherungsbeiträge richten sich
nach den gesetzlichen Bestimmungen.
Sofern und insoweit sich die gesetzlichen
Bestimmungen über die Sozialversicherung
ändern, gilt die zulässige Regelung als
vereinbart, die den Bestimmungen dieses
Absatzes wirtschaftlich am nächsten
kommt.
3.4 The Company shall pay to the Managing
Director each month, as far as he has private
health and/or nursing care insurance coverage,
half of the monthly contribution of an employee
that receives the same salary and that would
have the health and/or nursing care insurance
coverage with the Allgemeine Ortskrankenkasse
(AOK) statutory health insurance. The Company
shall pay to the Managing Director each month,
as far as he is exempted from pension insurance
contributions to be paid to the Federal
Insurance Institution for Employees or from
compulsory insurance, half of the monthly
contribution of an employee that receives the
same salary and that would be insured at the
Federal Insurance Institution for Employees. Any
social security contributions to be paid beyond
that shall conform to the statutory provisions.
If and insofar as the statutory provisions for
social security change the admissible regulation
which in the economical sense comes closest to
the provisions of this clause shall be deemed
agreed.

3.5 Mit der Zahlung der Vergütung gemäß
vorstehender Bestimmungen in 3.1 und 3.3
wird die gesamte Tätigkeit des
Geschäftsführers abgegolten. Über- und
Mehrarbeit sind durch das Monatsgehalt
mit abgegolten.
3.5 The payment of the salary according to the
above provisions in point 3.1 and 3.3 is full
compensation for all activities of the Managing
Director. Overtime and excess hours shall be
covered by the monthly salary.

3.6 Hat der Geschäftsführer seine Aufgaben und Funktionen nicht für das volle Geschäftsjahr erbracht, dann werden finanzielle Leistungen pro rata temporis bezahlt.	3.6 If the Managing Director has not exercised his duties and functions for the entire business year, any remuneration shall be paid pro rata temporis.
3.7 Der Geschäftsführer wird über die Vergütungsregelung einschließlich sämtlicher Gehaltsbestandteile nach diesem Dienstvertrag und sämtlicher etwaigen Sonderleistungen Stillschweigen bewahren.	3.7 The Managing Director shall maintain silence about the remuneration agreed in this Service Contract including all salary components and any supplementary grants.
4. Auslagenerstattung, Dienstwagen	4. Expenses, Company Car
4.1 Reisekosten und andere im Interesse
der Gesellschaft gemachte Aufwendungen
und Auslagen werden gegen Vorlage der
Belege und unter Berücksichtigung der
steuerlich zulässigen Sätze und der
internen Richtlinien der Gesellschaft
erstattet.
4.1 Travel expenses and other expenses and
expenditures made on behalf of the Company will
be reimbursed against presentation of proof and
taking into consideration the tax allowable
rates and the internal rules of the Company.

4.2 Die Gesellschaft stellt dem
Geschäftsführer im Rahmen der jeweils
geltenden gesetzlichen — insbesondere
steuerlichen — Regelungen einen
Dienstwagen mit einer Leasingrate im Wert
von bis zu € 1.700,00 brutto monatlich
zur Verfügung, den dieser auch zu
privaten Zwecken nutzen darf. Die auf die
Privatnutzung entfallende Steuer trägt
der Geschäftsführer. Wird der
Geschäftsführer von der Dienstpflicht
freigestellt, ist er verpflichtet, den
ihm überlassenen Dienstwagen unverzüglich
herauszugeben. Die Geltendmachung eines
Zurückbehaltungsrechtes ist
ausgeschlossen.
4.2 The Employer provides the Employee with a
company car up to a monthly lease value of
€ 1,700.00 gross within the scope of the
applicable legal – especially tax – regulations.
The Employee may also use the company car for
private purposes. The Employee shall bear the
tax raised for the private use.
In case the Managing Director is released before
termination, he shall hand over the company car
immediately without delay. The Managing Director
shall have no right of retention.

5. Urlaub	5. Vacation
Der Geschäftsführer hat
Anspruch auf einen jährlichen
Erholungsurlaub von 30
Arbeitstagen. Im Jahr des Ein-
und Austritts wird der Urlaub
anteilig gewährt.
Die Zeit des Urlaubs ist mit
den Gesellschaftern unter
Berücksichtigung der
persönlichen Wünsche des
Geschäftsführers und der
Interessen der Gesellschaft
abzustimmen. Urlaub, der nicht
bis spätestens 31.03. des
Folgejahres genommen ist,
verfällt entschädigungslos,
soweit nicht schriftlich mit
den Gesellschaftern vereinbart
ist, dass der Urlaub im
Interesse der Gesellschaft
nicht genommen wurde.
The Managing Director is entitled to annual
vacation of 30 working days. For the year
commencing the employment relationship and the
year of leaving the company vacation is granted
on a pro rata basis.

The time of the vacation shall be agreed upon by
the Managing Director and shareholders taking
into consideration the personal wishes of the
Managing Director and the interests of the
Company. Vacation not taken by 31 March of the
following year shall be forfeited without any
right of compensation unless the shareholders
have agreed in writing that vacation was not
taken in the interest of the company.

6. Zahlung bei Krankheit oder unverschuldeter Dienstverhinderung	6. Payment in Case of Illness and Death
6.1 Der Geschäftsführer ist verpflichtet, der Gesellschaft jede Arbeitsverhinderung, deren Verlängerung und deren voraussichtliche Dauer unverzüglich und unter Angabe von Gründen mitzuteilen.	6.1 The Managing Director shall be obliged to inform the Company without delay about any incapacitation or renewed incapacitation, and the anticipated duration thereof, giving reasons.
6.2 Im Falle der Arbeitsunfähigkeit
infolge Krankheit ist der Geschäftsführer
verpflichtet, vor Ablauf des dritten
Kalendertages nach Beginn der
Arbeitsunfähigkeit eine ärztliche
Bescheinigung darüber sowie über deren
voraussichtliche Dauer vorzulegen. Bei
über den angegebenen Zeitraum
hinausgehender Erkrankung ist eine
Folgebescheinigung innerhalb weiterer
3 Tage seit Ablauf der vorangehenden
einzureichen. Die Gesellschaft ist
berechtigt, die Fristen gemäß Satz 1 und
Satz 2 dieser Bestimmung auf einen Tag zu
verkürzen.
6.2 In the event of incapacity due to sickness,
the Managing Director shall be obliged to
present a medical certificate — also indicating
the anticipated duration — prior to the
expiration of the third calendar day after
commencement of such disability. In the event of
a sickness exceeding the indicated period, a
follow-up certificate must be presented within 3
days of expiration of the first one. The Company
is entitled to reduce the periods given in
sentence 1 and 2 to one day.

6.3 Ist der Geschäftsführer an der
Arbeitsleistung infolge auf
unverschuldeter Krankheit beruhender
Arbeitsunfähigkeit verhindert, so leistet
die Gesellschaft Vergütungsfortzahlung
nach den gesetzlichen Bestimmungen. Nach
derzeit geltendem Lohnfortzahlungsrecht
werden die Bezüge maximal sechs Wochen
weiter bezahlt. Danach erhält der
Geschäftsführer einen Zuschuss in Höhe
des Differenzbetrages zwischen dem
Krankengeld der gesetzlichen
Krankenversicherung (oder seiner privaten
Krankenversicherung) und seinem
monatlichen Grundgehalt gem. Ziff. 3.1
bis zum Ablauf von höchstens 120 Tagen,
gerechnet vom Beginn der
Arbeitsunfähigkeit. Der Zuschuss wir
innerhalb eines Zeitraumes von drei
Jahren nur einmal gewährt.
6.4 Die Gesellschaft wird zusätzlich
für den Geschäftsführer eine
Lebensversicherung abschließen, die
Invalidität und den Todesfall absichert.
Die Kosten dafür trägt die Gesellschaft.
6.3 If the Managing Director is prevented from
working due to being incapacitated as a result
of sickness not due to his fault, then the
Company shall continue to make salary payments
in accordance with statutory provisions.
According to the current continued payment laws
the remunerations will be paid for up to six
weeks. Thereafter the Managing Director is
granted a subsidy that covers the difference
between the sickness benefit of the statutory
health insurance (or his private health
insurance) and his monthly fix remuneration (see
clause 3.1) up and until the expiration of a 120
days term commencing with the occurrence of
incapacity. The subsidy will be granted only
once within a period of the three years.
6.4 Further the Company will establish a
health insurance covering disability and case of
death . The corresponding fee will be paid by
the company

7. Geheimhaltung	7. Secrecy
7.1 Der Geschäftsführer ist verpflichtet,
während der Dauer seines Dienstvertrages
und nach dessen Beendigung über alle ihm
anvertrauten, zugänglich gemachten oder
sonst bekanntgewordenen Betriebs- und
Geschäftsgeheimnisse der Gesellschaft
oder eines mit der Gesellschaft
verbundenen Unternehmens strenges
Stillschweigen gegenüber Dritten zu
bewahren und solche Betriebs- und
Geschäftsgeheimnisse auch nicht selbst zu
verwerten. Der Ausdruck “Betriebs- und
Geschäftsgeheimnisse” umfasst alle
geschäftlichen, betrieblichen,
organisatorischen und technischen
Kenntnisse, Vorgänge und Informationen,
die nur einem beschränkten Personenkreis
zugänglich sind und nach dem Willen der
Gesellschaft nicht der Allgemeinheit
bekannt werden sollen.
7.1 The Managing Director shall not, during the
term of his employment and thereafter, disclose
to any third party any of the business or
operational secrets of the Company or any
affiliated company which have been entrusted or
otherwise become known to him and he shall not
utilise such business or operational secrets
himself. The term “business and operational
secrets” includes all business, operational,
organisational and technical knowledge,
transactions and information which are known
only to a limited number of persons and which
according to the intentions of the Company are
not supposed to become known to the public.

7.2 Geschäftliche Unterlagen aller Art,
einschließlich persönlicher
Aufzeichnungen, die sich auf dienstliche
Angelegenheiten und Tätigkeiten beziehen,
dürfen nur zu geschäftlichen Zwecken
verwendet werden.
7.2 Business records of any description, including private notes concerning the Company’s affairs and activities shall be used only for business purposes.
7.3 Geschäftliche und betriebliche
Unterlagen, sowie jeglicher anderer
Besitz der Gesellschaft die der
Geschäftsführer im Rahmen seines
Dienstverhältnisses in Besitz hat, sind
sorgfältig aufzubewahren und jederzeit
auf Verlangen, spätestens bei Beendigung
des Dienstvertrages, der Gesellschaft
auszuhändigen. Das gleiche gilt für alle
anderen im Eigentum oder mittelbaren
Besitz der Gesellschaft befindlichen
Gegenstände. Die Geltendmachung jeglichen
Zurückbehaltungsrechts ist
ausgeschlossen.
7.3 Business and operational records as well as
any materials which are in the possession of the
Managing Director within the scope of his
employment shall be carefully kept and shall be
returned to the Company at any time upon
request, at the latest upon termination of the
employment. The same applies to any other items
owned or controlled by the Company. The
assertion of any right of retention is excluded.

8. Wettbewerbsverbot	8. Non-Competition Clause
Der Geschäftsführer
verpflichtet sich, während der
Dauer seines Dienstvertrages
nicht für ein
Konkurrenzunternehmen tätig zu
sein, insbesondere kein
Anstellungsverhältnis oder
Beratungsverhältnis mit einem
Konkurrenzunternehmen
einzugehen, ein solches
Unternehmen weder selbst zu
errichten oder zu erwerben und
weder direkt noch indirekt an
der Gründung oder dem Betrieb
eines Konkurrenzunternehmens
mitzuwirken oder sich sonst
unmittelbar oder mittelbar
daran zu beteiligen. Diese
Bestimmung findet keine
Anwendung auf den Erwerb und
Besitz von Aktien, die an einer
Börse gehandelt werden. Dieses
Wettbewerbsverbot gilt für die
EMEA Region.
The Managing Director undertakes during the term
of his employment not to work for a competitor,
in particular not to enter into an employment or
advisory agreement with a competitor, nor to
establish or acquire a competitive business and
not to become involved, either directly or
indirectly, in the establishment or operation of
a competitive business and to have no direct or
indirect interest in such business. This
provision shall not apply to the acquisition and
ownership of stock which is traded on a stock
exchange. This prohibition of competition
applies to the EMEA region.

9. Kundenschutzklausel und Verbot der Abwerbung von Arbeitnehmern	9. Customer Protection and Solicitation of Employees
9.1 Der Geschäftsführer wird ungeachtet
des Grundes für die Beendigung des
Dienstverhältnisses für die Dauer von
zwei Jahren nach Beendigung des
Dienstverhältnisses, gleich ob allein
oder zusammen mit einer anderen Person,
gleich ob in seinem Namen oder im Namen
9.1 For a period of two years after the
termination of this agreement and regardless of
the reason for the termination of this agreement
the Managing Director will not directly or
indirectly and whether alone or in conjunction
with or on behalf of any other (natural or
legal) person or otherwise:
einer anderen (natürlichen oder juristischen) Person, weder direkt noch indirekt:
• ohne vorherige
schriftliche Zustimmung der
Gesellschaft
Geschäftsbeziehungen zu solchen
Personen oder Unternehmen
aufnehmen, die während der
letzten drei Jahre vor seinem
Ausscheiden zur Kundschaft der
Gesellschaft gehört haben. Die
Gesellschaft wird die
Zustimmung nicht aus
unsachlichen Gründen
verweigern. Erklärt sich die
Gesellschaft nicht binnen zwei
Wochen nach Erhalt aller für
die Entscheidung erforderlichen
Informationen, so gilt die
Zustimmung als erteilt;
• without the prior written consent of the
Company establish business relations with a
person or a business enterprise which was in the
three years prior to the termination date a
customer of the Company. The Company will not
refuse consent unreasonably. If the Company does
not issue a statement within two weeks of
receipt of all the required information the
approval shall be deemed given;

• eine Person abwerben, welche zum Zeitpunkt der Beendigung dieses Dienstverhältnisses Geschäftsführer oder Arbeitnehmer der Gesellschaft war.	• entice a Person who served the Company as Managing Director or as employee at the termination date
9.2 Auf Verlangen der Gesellschaft hat der Geschäftsführer unverzüglich schriftlich zu bestätigen, dass er die vorstehenden Beschränkungen aus Ziff. 9.1 aktuell beachtet.	9.2 At the request of the Company the Managing Director shall confirm to the Company immediately that he is complying with the restrictions in clause 9.1.
10. Erfindungen, etc. und Rechteübertragung	10. Inventions, etc. and grant of rights
10.1 Die Parteien sind sich einig, dass
sämtliche Rechte an allen vom
Geschäftsführer im Rahmen seiner
Tätigkeit für die Gesellschaft erbrachten
Leistungen, insbesondere an Erfindungen
und Entwicklungsergebnissen, der
Gesellschaft zustehen sollen.
10.2 Der Geschäftsführer ist
verpflichtet, der Gesellschaft alle im
Zusammenhang mit seiner Tätigkeit für die
Gesellschaft bereits gemachten sowie
zukünftigen Erfindungen, Verbesserungen
und Verbesserungsvorschlägen sowie
entstandenes Know-how unverzüglich
mitzuteilen.
10.3 Der Geschäftsführer überträgt
hiermit auf die Gesellschaft sämtliche
Rechte an den nach Ziffer 10.2 getätigten
Erfindungen und technischen
Verbesserungsvorschlägen, einschließlich
der Rechte auf und an diesbezüglichen
Schutzrechten und
Schutzrechtsanmeldungen.
10.4 Der Geschäftsführer überträgt
hiermit sämtliche sonstigen Rechte an
Ergebnissen, insbesondere sämtliche
Kennzeichenrechte, urheberrechtliche
Nutzungsrechte, Geschmacksmusterrechte,
verwandte Schutzrechte im Sinne des
Urheberrechtsgesetzes (einschließlich
aller Entwicklungsstufen) und sonstige
Immaterialgüterrechte, die im Rahmen
seiner Tätigkeit entstehen, zeitlich,
räumlich und inhaltlich unbeschränkt
ausschließlich auf die Gesellschaft.
10.5 Die Übertragung nach vorstehender
Ziffer 10.4 umfasst insbesondere die
Befugnis der Gesellschaft, die Ergebnisse
im In- und Ausland in körperlicher und
unkörperlicher Form – entgeltlich oder
unentgeltlich – zu nutzen, zu
vervielfältigen, zu verbreiten und/oder
öffentlich wiederzugeben, in digitaler
oder analoger Form auf Bild-, Daten- und
Tonträger aller Art aufzunehmen und diese
ihrerseits zu vervielfältigen und zu
verbreiten.
10.6 Der Geschäftsführer räumt der
Gesellschaft insbesondere das Recht ein,
die von ihm geschaffenen Werke und
sonstigen Leistungen zu bearbeiten und zu
ändern sowie die so bearbeiteten oder
geänderten Werke zu vervielfältigen, zu
veröffentlichen und zu verbreiten.
10.7 Stehen die nach Ziffer 10.3 oder
10.4 übertragenen Rechte dem
Geschäftsführer nur anteilig oder
gemeinschaftlich mit dem Auftraggeber
oder Dritten zu, überträgt der
Geschäftsführer hiermit dessen Anteil
oder gemeinschaftliche Berechtigung auf
Gesellschaft.
10.8 Sämtliche vorstehenden Rechte können
von der Gesellschaft nach freiem Belieben
ganz oder teilweise auch in Form einer
ausschließlichen oder nicht
ausschließlichen Berechtigung genutzt,
ausgewertet und auf Dritte weiter
übertragen werden bzw. als
ausschließliche oder einfache
Nutzungsrechte eingeräumt oder zur
Auswertung überlassen werden, ohne dass
es einer Zustimmung des Geschäftsführers
bedarf.
10.9 Der Geschäftsführer verpflichtet
sich, die für die Übertragung und/oder
Einräumung der vorstehenden Rechte
erforderlichen Handlungen vorzunehmen und
Erklärungen abzugeben.
10.1 The parties agree, that all rights to any
performances being rendered, to inventions being
made or to development results being produced by
the Managing Director in the context of his
services for the Company, especially on
inventions and development results, shall be
owned by the Company.
10.2 The Managing Director is obliged to
immediately inform the Company about all
inventions which have already been made as well
as about all future inventions, improvements and
improvement suggestions as well as know-how
being developed during his work for the Company.
10.3 The Managing Director hereby assigns to
the Company all rights and title in and to the
inventions being made pursuant to clause 10.2 as
well as to the technical improvement
suggestions, including the rights in and to any
property rights (Schutzrechte) and property
right applications related thereto .
10.4 The Managing Director hereby assigns to the
Company all other rights on results, inluding
all trademarks, copyrights, design rights,
ancillary rights in the meanding of ther German
Copyright Act (including all stages of
development) and other intellectual property
rights which originate during his service of the
Company on exclusive, temporarily, contently and
locally unrestricted basis.
10.5 The assignment pursuant to clause 10.4
above comprises in particular the right of the
Company to use the rights in the domestic or
international territory – irrespective whether
gratuitously or for consideration –, to publicly
exhibit, to distribute, to record/store the
results in digital or analogue format on
visual-, data- and sound- carriers, of all kind
and to reproduce and to duplicate the results.
10.6 The Managing Director particular assigns to
the Company the right to adapt and alter his
creations and other performances as well as to
reproduce, exhibit and to distribute the amended
or altered creations.
10.7 If the rights pursuant to clauses 10.3 or
10.4 are only partially owned by the Managing
Director or jointly owed with third parties,
then the Managing Director hereby assigns to the
Company his part or his joint entitlement to the
right.
10.8 Any of the above mentioned rights may be
exploited by the Company in whole or in part
exclusively or non-exclusively upon its own
discretion, and such rights may also be assigned
to third parties or may be granted to third
parties on an exclusive or non-exclusive basis
for exploitation without the need for a consent
by the Managing Director.
10.9 The Managing Director is obliged to
immediately take all actions and to give all
declarations necessary for the assignment and/or
the grant of the above mentioned rights.

10.10 Die in Ziffer 3 festgelegte
Vergütung umfasst auch das Entgelt für
die gemäß dieser in Ziffer 10
übertragenen Rechte; diese sind mit der
Vergütung gemäß Ziffer 3 vollständig
abgegolten – auch für die Zeit nach
Beendigung des Dienstvertrags.
10.10 The remuneration stipulated in clause 3
shall also cover payment for the rights assigned
pursuant to clause 10; these are completely
satisfied pursuant to clause 3. This also
applies for the time after
termination/expiration of the Service Agreement.

10.11 Unterlagen jeder Art, die dem
Geschäftsführer im Zusammenhang mit
seiner Tätigkeit für die Gesellschaft
zugänglich geworden sind, dürfen ohne
vorherige schriftliche Einwilligung der
Gesellschaft für keinerlei Zwecke
außerhalb des Gesellschafts-Bereiches
benutzt werden.
10.11 All and any records of whatsoever nature
made accessible to the Managing Director in
connection with his services for the Company may
not be used without the Company’s prior written
consent for any purpose whatsoever outside of
the Company’s area.

10.12 Die in Ziffer 10.3 oder 10.4
festgelegte Übertragung von Rechten endet
nicht durch eine Beendigung des
Anstellungsvertrages mit dem
Geschäftsführer, unabhängig von dem Grund
einer solchen Vertragsbeendigung, sondern
dauert auf unbegrenzte Zeit fort. Dies
gilt nicht für IP Rechte des
geschäftsführers, welche er bereits vor
Antritt seiner Tätigkeit erworben hat.
10.12 The assignment of rights set forth in
sections 10.3 or 10.4 above shall survive the
termination/expiration of the employment
contract with the Managing Director,
irrespective of the reason for such termination
of the contract, and shall persist instead in
perpetuity. This shall not apply to IP rights
already acquired before the start of his
service.

10.13 Der Geschäftsführer ist nicht
berechtigt, die mit dieser Vereinbarung
auf die Gesellschaft übertragenen Rechte
ganz oder teilweise anderweitig zu
übertragen oder einzuräumen, hieran
Dritten Rechte zu gewähren oder Dritte zu
bevollmächtigen, derartige Rechte
auszuüben. Verletzt der Geschäftsführer
diese Pflicht, hat er die Gesellschaft
von jedweden hieraus resultierenden
Ansprüchen Dritter in vollem Umfang
freizustellen.
10.13 The Managing Director shall have no
authority to wholly or partly assign or grant
the rights assigned to the Company under this
agreement to third parties or authorise third
parties to exercise such rights. In the event of
a breach of this covenant by the Managing
Director, the Managing Director shall fully
indemnify the Company from any third-party
claims.

11. Geheimhaltung, Herausgabe von Firmenunterlagen	11. Secrecy, surrender of company documents
11.1 Der Geschäftsführer ist
verpflichtet, über alle ihm bekannt
werdenden geschäftlichen Angelegenheiten
der Gesellschaft bzw. der mit ihm
verbundenen Unternehmen unabhängig davon,
ob diese als offen, vertraulich oder
geheim eingestuft sind, Dritten
gegenüber, zu denen auch
Familienangehörige zählen, strengstes
Stillschweigen zu bewahren. Der
Geschäftsführer verpflichtet sich, alle
ihm direkt oder indirekt zur Kenntnis
gekommenen Informationen (insbesondere
Erfindungen, Know-How, Arbeitsergebnisse,
etc.) strikt vertraulich zu behandeln und
nicht an Dritte weiterzugeben, zu
verwerten oder zu verwenden. Der
Geschäftsführer wird alle geeigneten
Vorkehrungen treffen, um die
Vertraulichkeit sicherzustellen.
Insbesondere darf er vertrauliche
Informationen ausschließlich für Zwecke
des Dienstverhältnisses verwenden.
11.1 The Managing Director shall be under
obligation to observe the strictest secrecy
vis-à-vis all and any third parties, including
relatives, in respect of all business matters of
the Company or of associated companies coming to
his knowledge, irrespective of whether said
matters are classified as public knowledge,
confidential, or secret. The Managing Director
shall treat all confidential information (in
particular inventions, know-how working results,
etc.), whether directly or indirectly coming to
his knowledge, as strictly confidential and
shall not provide such information to third
parties, or exploit or use such information. The
Managing Director shall take all appropriate
precautionary measures to secure the secrecy. In
particular, he shall use confidential
information exclusively for purposes of this
service relationship.

Diese Pflicht zur Geheimhaltung
dauert insbesondere auch nach
einer aus welchem Grunde auch
immer erfolgten Beendigung des
Dienstverhältnisses fort. Es
ist dem Geschäftsführer
insbesondere untersagt, ohne
ausdrückliche Erlaubnis der
Gesellschaft Arbeitsunterlagen
- insbesondere Handakten und
Urkunden — an sich zu nehmen
oder Abschriften oder
Fotokopien für sich
anzufertigen.
Said duty to observe secrecy shall extend in
particular beyond any termination for whatever
reason of this Service Contract. More
particularly, the Managing Director is
prohibited from taking for himself any working
documents — including but not limited to
reference files and written records — or from
making transcriptions or photocopies thereof for
himself without the Company’s express
permission.

11.2 Bei Beendigung des
Dienst-verhältnisses hat der
Geschäftsführer sämtliche in seinem
Besitz befindlichen Firmenunterlagen
unverzüglich an die Gesellschaft
herauszugeben. Die Geltendmachung eines
Zurückbehaltungsrechtes ist ausdrücklich
ausgeschlossen.
11.2 Upon termination of this Service Contract,
the Managing Director shall immediately
surrender to the Company all and any company
records in his possession. Any assertion of
right of retention is expressly excluded.

12. Vertragsdauer	12. Term of Employment
12.1 Dieser Dienstvertrag beginnt am
06.01.2014. Er kann von beiden Seiten mit
einer Frist von 12 Monaten zum Ende eines
Kalendermonats ordentlich gekündigt
werden. Während der Kündigungsfrist
erhält der Geschäftsführer auch weiterhin
seine zuletzt bezogenen vertragsmäßigen
Leistungen.
12.1 This Service Agreement commences 06 January
2014. The contract may be terminated by both
parties with a notice period of twelve months to
the end of a calendar month. During notice the
Managing Director shall continue to receive his
latest contractual remuneraton.

12.2 Unberührt bleibt das Recht zur fristlosen Kündigung aus wichtigem Grund.	12.2 The right to termination with immediate effect for a compelling reason is not restricted by this provision.
12.3 Jede Kündigung bedarf der Schriftform.	12.3 Any notice of termination must be made in writing.
12.4 Das Dienstverhältnis endet
automatisch, ohne dass es einer Kündigung
bedarf, mit Ablauf des Monats, in dem der
Geschäftsführer das 65. Lebensjahr
vollendet oder der Geschäftsführer -
falls er im Jahr 1947 oder später geboren
ist — die vom Gesetzgeber für ihn
festgelegte erhöhte Regelung der
Altersrente der gesetzlichen
Rentenversicherung (§ 25 SGB VI) erreicht
hat.
12.4 The employment shall end in any event
automatically, without need for notice, with the
expiry of such month in which the Managing
Director attains the age of 65 or — if he was
born in 1947 or later — the higher age, set by
the legislator, for an old age pension under
the statutory pension scheme (§ 25 SGB IV).

12.5 Das Dienstverhältnis endet
automatisch, ohne dass es einer Kündigung
bedarf, mit Ablauf des Monats, in dem ein
Bescheid zugestellt wird, mit dem der
zuständige Sozialversicherungsträger
feststellt, dass der Geschäftsführer auf
Dauer berufs- oder erwerbsunfähig ist,
bei späteren Beginn des entsprechenden
Rentenbezugs jedoch erst mit Ablauf des
dem Rentenbeginn vorhergehenden Tages.
Gewährt der Sozialversicherungsträger nur
eine Rente auf Zeit, so ruht der
Arbeitsvertrag für den
Bewilligungszeitraum dieser Rente,
längstens jedoch bis zum
Beendigungszeitpunkt gemäß den Sätzen 1
und 2.
12.5 The employment ends automatically without
need for notice at the end of the month in which
a notification is served by with the competent
social security body determines that the
Managing Director is permanently disabled or
incapacitated, however, if the pension is only
received later only at the end of the day
immediately to the start of the pension
payments. If the social security body only
grants a pension temporarily the employment
contract is suspended for the period for which
this pension is granted, in any event no longer
than until the termination date pursuant to
sentences 1 and 2.

12.6 Die Gesellschaft ist berechtigt, den
Geschäftsführer nach Zugang einer
Kündigung jederzeit unter Fortzahlung der
Vergütung auf Basis der Vergütung gemäß
Ziff. 3 endgültig oder vorübergehend von
der Erbringung seiner Dienstleistung
freizustellen.
12.6 Upon receipt of the notice of termination
the Company is entitled to release the Managing
Director at any time from his duties permanently
or temporarily subject to continued payment of
the Managing Director’s remuneration according
to clause 3.

13. Schlussbestimmungen	13. Miscellaneous
13.1 Dieser Vertrag regelt die
vertraglichen Beziehungen der Parteien
abschließend und ersetzt alle früheren
mündlichen und schriftlichen
Vereinbarungen. Insbesondere werden mit
Inkrafttreten dieses
Geschäfts-führeranstellungsvertrages
sämtliche bislang zur Gesellschaft
bestehenden Arbeitsverträge und
arbeitsvertraglichen Regelungen sowie
etwaige Ansprüche gegen die Gesellschaft
aufgehoben und durch diesen
Geschäftsführeranstellungsvertrag
ersetzt. Änderungen und Ergänzungen
dieses Vertrages bedürfen zu ihrer
Wirksamkeit der Schriftform. Dies gilt
auch für die Abänderung dieser
Schriftformklausel.
13.1 This Agreement embodies the entire
understanding between the parties relating to
the employment and supersedes all prior written
or oral agreements. In particular all existing
employment contracts and employment contract
provisions as well as any claims against the
Company shall be annulled and replaced by this
managing director employment contract coming
into effect. Any amendments or additions to this
Agreement shall be in writing. This shall also
apply to the amendment of this clause requiring
written form.

13.2 Sollten einzelne Bestimmungen dieses
Vertrages unwirksam sein oder werden, so
wird die Wirksamkeit der übrigen
Bestimmungen hiervon nicht berührt. Die
Parteien sind verpflichtet, die
unwirksame Bestimmung durch eine wirksame
Bestimmung zu ersetzen, die dem mit der
unwirksamen Bestimmung angestrebten
wirtschaftlichen Erfolg soweit wie
möglich in rechtlich zulässiger Weise
erreicht.
13.2 Should any provision of this Agreement be
or become void, the validity of the other
provisions shall not be affected thereby. The
Parties are engaged to substitute the
ineffective arrangement by an effective one
which in a legally allowed way is as near as
possible to the target economic success intended
by the ineffective clause.

13.3 Erfüllungsort und Gerichtsstand ist
der jeweilige Sitz der Gesellschaft, es
sei denn der Sitz der Gesellschaft ist
nicht in Deutschland, dann soll der
Gerichtsstand an dem deutschen Wohnort
des Geschäftsführers sein.
13.3 Place of performance and jurisdiction is the seat of the Company, unless the seat of the company is not Germany, then jurisdiction shall be at the German residence of the Managing Director.
13.4 Alle Mitteilungen aufgrund dieses Vertrages sollen an die eingangs genannte Anschrift der anderen Partei gerichtet werden, solange nicht eine Partei schriftlich eine andere Anschrift benennt.	13.4 All notices under this Agreement shall be directed to the above address of the other party, as long as the party has not notified another address in writing.
13.5 Für diesen Vertrag findet das
deutsche Recht Anwendung. In
Zweifelsfällen ist der deutsche
Vertragstext maßgeblich. Die Parteien
vereinbaren hiermit, die ausschließliche
Zuständigkeit der deutschen Gerichte
anzuerkennen.
13.5 The present agreement shall be governed and
construed exclusively in accordance with the
laws of the Federal Republic of Germany. In case
of doubt, the German text shall take precedence.
The parties hereby agree to accept the exclusive
jurisdiction of the courts of Germany.

___________________________ Ort/Datum / Place/Date ___________________________ Gesellschaft/Company

October 25 th, 2013, Buch am Erlbach Germany

Ort/Datum / Place/Date

Geschäftsführer/Managing Director